Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Chief Executive Officer of Mid-America Apartment Communities, Inc., the general partner of Mid-America Apartments, L.P., the general partner of Colonial Realty Limited Partnership, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge on the date hereof:

a)
the Form 10-Q of Colonial Realty Limited Partnership for the quarter ended September 30, 2013 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Colonial Realty Limited Partnership.

By:    /s/ H. Eric Bolton, Jr.
H. Eric Bolton, Jr.
Chief Executive Officer of Mid-America Apartment Communities,
Inc., the general partner of Mid-America Apartments, L.P., the general partner of Colonial Realty Limited Partnership
November 7, 2013